LEHMAN BROTHERS

                                   TRANSACTION

Date:          29 November, 2006

To:            RALI Grantor Trust I-A, Series 2006-QO9
               c/o Deutsche Bank Trust Company Americas, not individually but solely in its capacity as grantor trust trustee
               1761 East St. Andrew Place
               Santa Ana, California 92705-4934,
               Attention:  Trust Administration; RF06QO9
               Facsimile: (714) 247-6470


From:          Lehman Brothers Special Financing Inc.
               Mandy Lee - Confirmations Group (VS)
               Facsimile:    (+1) 646-885-9551 (United States of America)
               Telephone:    212-526-9257

Ref. Numbers: Risk ID: 1363286L / Effort ID: N1141967 / Global Deal ID: 2764767

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Dear Sir or Madam:

The purpose of this communication is to set forth the terms and conditions of the interest rate transaction that has been entered into on the Trade Date referred to below (the "Transaction"), between Lehman Brothers Special Financing Inc. ("Party A") and Deutsche Bank Trust Company Americas, solely in its capacity as grantor trust trustee (the "Grantor Trust Trustee") of RALI Grantor Trust I-A, Series 2006-QO9, a grantor trust (the "Grantor Trust" or "Party B"). This communication constitutes a "Confirmation" as referred to in the ISDA Form specified below.

This Confirmation is subject to and incorporates the terms of the 1992 version of the preprinted multicurrency cross-border form of Master Agreement (the "ISDA Form") published by the International Swaps and Derivatives Association, Inc. ("ISDA"), but without regard to any modifications or elections that the parties may be entitled to make pursuant to a Schedule except as provided in the Additional Provisions paragraph herein. All provisions contained in, or incorporated by reference to, the ISDA Form shall govern this Confirmation except as expressly modified below. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Transaction to which this Confirmation relates.

Party A and Party B each represents that entering into the Transaction is authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party and that, upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors' rights generally and to equitable principles of general application.

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and the terms of this Confirmation, this Confirmation will govern. For the purpose of the Definitions, references herein to a "Transaction" shall be deemed to be references to a "Swap Transaction". Capitalized terms used herein not otherwise defined are given their meaning in the Prospectus Supplement dated as of 29 November, 2006 among Residential Accredit Loans, Inc., as Depositor, Residential Funding Company, LLC, as Seller and Master Servicer, RALI Series 2006-QO9 Trust, as Issuing Entity, and RALI Grantor Trust I-A, Series 2006-QO9, as Grantor Trust Issuing Entity (the "Prospectus Supplement").


                     LEHMAN BROTHERS SPECIAL FINANCING INC.
                              LEHMAN BROTHERS INC.
                      745 SEVENTH AVENUE, NEW YORK NY 10019


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


The terms of the particular Transaction to which this communication relates are as follows:

  GENERAL TERMS:

      Trade Date:                   28 November, 2006

      Effective Date:               30 November, 2006

      Termination Date:             The  earlier  of (i) the  Distribution  Date
                                    following  the  date on  which  the  Current
                                    Principal   Balance  of  the  Class   I-A4AU
                                    Certificates  from the RALI Series  2006-QO9
                                    Trust  are  reduced  to  zero,  or  (ii)  25
                                    December, 2036.

      Principal Balance:            The  Principal  Balance of the Class  I-A4AU
                                    Certificates   shall  be   provided  by  the
                                    Grantor Trustee to the Calculation Agent two
                                    Business  Days prior to Floating  Amounts II
                                    Payer  Period  End  Dates  pursuant  to  the
                                    Pooling and Servicing Agreement dated as of 01 November, 2006 among Deutsche Bank Trust
                                    Company  Americas,  as trustee,  Residential
                                    Funding Company, LLC, as seller and master servicer, and Residential Accredit Loans,
                                    Inc., as depositor (the "PSA").

      Notional Amount:              USD 32,526,000  for the initial  Calculation
                                    Period, and for each Calculation Period thereafter, the Current Principal Balance of the Class I-A4AU Certificates.

  FLOATING AMOUNTS I:

      Floating Amount I Payer:      Party B

      Floating Amount I Payer
      Payment  Dates:               The 25th  calendar  day of each month,  from
                                    and including 25 December, 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified
                                    Following Business Day Convention.

      Floating Amount I:            The sum of (i) from interest payments on the
                                    Class  I-A4AU   Certificates,   accrued  and
                                    unpaid  interest on the related Cap Deferred
                                    Interest  Amount  and (ii) to the  extent of
                                    principal   payments  on  the  Class  I-A4AU
                                    Certificates,   the  related  Cap   Deferred
                                    Interest Amount.

      Floating Rate Day
      Count Fraction:               Actual/360

      Reset Dates:                  The first day of each Calculation Period


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


  FLOATING AMOUNTS II:

      Floating Amount II Payer:     Party A

      Floating Amount II Payer
      Period End Dates:             The 25th  calendar  day of each month,  from
                                    and including 25 December, 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified
                                    Following Business Day Convention.

      Early Payment:                One (1) Business Day preceding each Floating
                                    Rate Payer Period End Date.

      Floating Amount II:           The amount, if any, of Net Deferred Interest
                                    allocated to the Class I-A4AU Certificates.

      Floating Rate Day
      Count Fraction:               Actual/360

      Reset Dates:                  The first day of each Calculation Period

  BUSINESS DAYS:                    New York

  MISCELLANEOUS:

      Calculation Agent:            Party A

      Office: For the purposes of this Transaction, Party A is not a Multibranch Party, and Party B is not a Multibranch Party.

      Transfer:                     Notwithstanding  Section 7 of the ISDA Form,
                                    Party   A  may   assign   its   rights   and
                                    obligations under this Transaction, in whole
                                    and  not  in  part,   to  any  Affiliate  of
                                    Holdings  effective upon delivery to Party B
                                    of the  guarantee by  Holdings,  in favor of
                                    Party   B,  of  the   obligations   of  such
                                    Affiliate.

      Governing Law:                The laws of the  State of New York  (without
                                    reference to choice of law doctrine).

      Credit Support Provider:      With  respect  to Party A,  Lehman  Brothers
                                    Holdings Inc. ("Holdings").

      Termination Currency:         USD

    ADDITIONAL PROVISIONS:

        1. Sections 5(a)(ii), (iii), (iv), (v), (vi), and (vii)(2) of the ISDA Form will not apply to Party B.

        2. The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) of the ISDA Form will not apply.

        3. PAYMENTS ON EARLY TERMINATION. For the purposes of Section 6(e) of the ISDA Form, Loss and Second Method will be used.


        4. REPRESENTATIONS. Section 3 of the ISDA Form is hereby amended by adding the following additional subsections:

             (a)    NO  AGENCY.   It  is  entering  into  this   Transaction  as
                    principal.

             (b)    ELIGIBLE CONTRACT  PARTICIPANT.  It is an "eligible contract
                    participant"   as   defined   in   the   Commodity   Futures
                    Modernization Act of 2000.

             (c) NO RELIANCE. In connection with the negotiation, entering into and execution of this Transaction, Party B acknowledges and agrees that: (i) Party A is acting for its own account and not as a fiduciary for, or financial or investment advisor to, Party B (or in any similar capacity) regardless of whether Party A provides Party B with market information or its views; (ii) Party B is not relying upon any communications (whether written or oral) from Party A as investment advice or as a recommendation to enter into this Transaction (other than the representations expressly set forth in the ISDA Form), it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction; (iii) Party B has not received from Party A any assurance or guarantee as to the expected results of this Transaction and understands the risks of the Transaction;
                    (iv) Party B has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own independent investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by Party A; and (v) Party B has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives.

        5.   NETTING OF PAYMENTS.   Subparagraph   (ii)  of Section 2(c) of  the
             ISDA Form will not apply to any Transaction between the parties hereto.

        6. WAIVER OF TRIAL BY JURY. Insofar as is permitted by law, each party irrevocably waives any and all rights to trial by jury in any legal proceeding in connection with this Transaction, and acknowledges that this waiver is a material inducement to the other party's entering into this Transaction.

        7. COMPLIANCE WITH REGULATION AB. Party A and Party B agree that the terms of the Item 1115 Agreement dated as of November 29, 2006 (the "Indemnification Agreement"), among Residential Funding Company, LLC, Residential Accredit Loans, Inc. and Party A shall be incorporated by reference into this Confirmation so that Party B shall be an express third party beneficiary of the Indemnification Agreement. A copy of the Indemnification Agreement is attached hereto as Exhibit A.

        8. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Confirmation is executed and delivered by Deutsche Bank Trust Company Americas ("Deutsche Bank"), not individually or personally but solely as the Grantor Trustee, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Deutsche Bank but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Confirmation and by any person claiming by, through or under such parties and (d) under no circumstances shall Deutsche Bank be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Confirmation.

        9. NON-PETITION. Lehman Brothers Special Financing Inc. hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against, the Party B, any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States, or any other jurisdiction until one year and one day after the termination of this Trust.

        10. SEVERABILITY. If any term, provision, covenant, or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable portion eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of the parties.

        11. Any amendments, transfers or assignments of obligations under this Confirmation shall not be effective unless a Rating Agency confirms in writing that the rating of any Certificates issued by the Trust will be unaffected by such action.


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


ACCOUNT FOR PAYMENT TO
PARTY A IN USD:                   JPMorgan Chase Bank, New York
                                  ABA # 021000021
                                  A/C of Lehman Brothers Special Financing Inc.
                                  A/C # 066-143543

ACCOUNT FOR PAYMENT TO
PARTY B IN USD:                   Deutsche Bank Trust Company Americas
                                  ABA# 021001033
                                  Account# 01419663
                                  Account Name: NYLTD Funds Control/Stars West
                                  Ref: RALI 2006-QO9 I-A4A Cap


Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number 646-885-9551 (United States of America), Attention: Documentation.


Yours sincerely,                            Accepted and agreed to:

LEHMAN BROTHERS SPECIAL FINANCING INC.      RALI  GRANTOR   TRUST  I-A,   SERIES
                                            2006-QO9

                                            BY:   DEUTSCHE  BANK  TRUST  COMPANY
                                            AMERICAS   NOT  IN  ITS   INDIVIDUAL
                                            CAPACITY BUT SOLELY AS GRANTOR TRUST
                                            TRUSTEE



                                            By:_________________________________
                                            Name:
                                            Title:


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